Exhibit 99.1

  APOLLO MEDICAL HOLDINGS ANNOUNCES ACQUISITION OF ALPHA CARE MEDICAL GROUP

Alhambra, CA – (PR Newswire) – June 4, 2019 – Apollo Medical Holdings, Inc. (“ApolloMed” or the “Company”) (NASDAQ: AMEH), an integrated population health management company, today announced that Allied Physicians of California, a Professional Medical Corporation d.b.a. Allied Pacific of California (“APC”) and APC-LSMA Designated Shareholder Medical Corporation (“APC-LSMA”) have completed their acquisition of Alpha Care Medical Group, Inc. (“Alpha Care”). APC is an independent practice association (“IPA”) that the Company has determined should be consolidated as a variable interest entity (“VIE”) with the Company’s financial statements under United States generally accepted accounting principles (U.S. GAAP). APC-LSMA has as its sole shareholder, Thomas Lam, M.D., Chief Executive Officer of the Company and Chief Executive and Financial Officer of APC, and is controlled by APC.

On May 31, 2019, under the terms of the stock purchase agreement, APC and APC-LSMA acquired 100% of the capital stock of Alpha Care from Dr. Kevin Tyson for an aggregate purchase price of $45,000,000 in cash, subject to post-closing adjustments, as defined.  The completion of this acquisition will expand the Company’s capitated membership population base and deepen its geographic footprint in Southern California.

Alpha Care, an IPA which has been operating in California since 1993, is a risk bearing organization engaged in providing professional services under capitation arrangements with its contracted health plans through a provider network consisting of primary care and specialty care physicians. Alpha Care specializes in delivering high-quality healthcare to over 180,000 enrollees and focuses on Medi-Cal/Medicaid, Commercial, and Medicare and Dual Eligible members in the Riverside and San Bernardino counties of Southern California.

“The acquisition of Alpha Care positions our patient-centered, physician-led organization to replicate our business model in the Riverside and San Bernardino counties, while realizing the synergies of aggregating multiple IPAs,” said Kenneth Sim, M.D., Executive Chairman of ApolloMed. “This acquisition demonstrates our continued commitment to the growth of our company,” stated Dr. Kenneth Sim.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net (loss) income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“NGACO”), and its affiliated independent practice associations (“IPAs”) and management services organizations (“MSOs”), are working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  ApolloMed focuses on addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes Network Medical Management, Inc. (an MSO), Apollo Medical Management, Inc. (an MSO), ApolloMed Hospitalists, APA ACO, Inc. (the Company’s NGACO), APC (an IPA) and Apollo Care Connect, Inc. (the Company’s Digital Population Health Management Platform).  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s continued growth and business outlook, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus and strategic growth plans as well as the impact of the Company’s acquisitions. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including, without limitation, the risk factors discussed in the Company's Annual Report on Form 10-K filed with the SEC on March 18, 2019.

FOR MORE INFORMATION, PLEASE CONTACT:

Eric Chin
Chief Financial Officer
Apollo Medical Holdings, Inc.
(626) 943-6008
Eric.Chin@nmm.cc